UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2008

Naturade, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-71606-A	23-2442709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2099 S. College Blvd., Suite 210, Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 860-7600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective January 16, 2008, Naturade, Inc. (the “Company”) engaged the accounting firm of HASKELL & WHITE LLP (“HASKELL”) to act as the Company’s independent accountant engaged as the principal accountant to audit the Company’s financial statements. HASKELL & WHITE LLP’s address is 16485 Laguna Canyon Road, 3rd Floor, Irvine, California 92618.
The Company makes the following disclosure as required by Item 304(a)(2) of Regulation S-K:

During the Company’s two most recent fiscal years, and any subsequent interim period prior to engaging HASKELL, the Company did not, nor did anyone on its behalf, consult HASKELL regarding: 1) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, or any accounting, auditing or financial reporting issue; or 2) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) or Item 304(a)(1)(v).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc. (Registrant)

Date: January 16, 2008
	By:	/s/ Adam Michelin
Adam Michelin
Chief Executive Officer